NEWS FROM ARDEN REALTY, INC.		Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Richard Davis
(310) 966-2600

ARDEN REALTY, INC. REPORTS FIRST QUARTER 2003 FFO OF $0.71 PER SHARE AND
REPORTS LEASING PROGRESS AT 6100 CENTER DRIVE

April 29, 2003

Los Angeles, California — Arden Realty, Inc. (NYSE/ARI), a Los Angeles-based office real estate investment trust, today reported FFO (FFO) for the first quarter of 2003 of $46.1 million or $0.71 per share on a fully diluted basis, compared with FFO of $47.1 million or $0.71 per share on a fully diluted basis for the first quarter of 2002.

Revenues for the first quarter of 2003 were $104.4 million, compared with $100.2 million for the first quarter of 2002. Net income for the first quarter of 2003 was $15.4 million or $0.24 per share on a fully diluted basis compared with $21.4 million or $0.33 per share on a fully diluted basis for the first quarter of 2002.

Adjusting FFO for non-cash compensation expense, the amortization of prepaid financing costs, straight-line rents and costs incurred for recurring capital expenditures, second generation tenant improvements and leasing commissions resulted in Funds Available for Distribution (FAD) for the first quarter of 2003 of $36.1 million or $0.56 per share on a fully diluted basis, compared with FAD of $41.7 million or $0.63 per share on a fully diluted basis for the first quarter of 2002. A dividend of $0.505 per share was declared for the first quarter of 2003.

Total debt was approximately $1.4 billion, representing approximately 44.7% of gross asset value at March 31, 2003.

The Company also announced that it has leased 137,000 square feet at its 6100 Center Drive building at the Howard Hughes Center. The largest transaction was a 112,500 square foot lease for a satellite facility to house faculty and administrative offices and the graduate school for Pepperdine University. Pepperdine will relocate out of 90,000 square feet it currently occupies in two of Arden’s buildings in the Culver City submarket.

Arden Realty will host a conference call to discuss first quarter 2003 operating results on April 30, 2003, at 1:00 p.m. Eastern time. A live webcast (listen only mode) of the conference call will be available at this time. A hyperlink to the live webcast will be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com. A replay of the conference call may be heard by calling (800) 642-1687 (U.S.) or (706) 645-9291 (International), access code 9772986, from 3:00 p.m. Eastern time on April 30, 2003 through 3:00 p.m. Eastern time on May 14, 2003. During this period, an on-demand webcast replay of the call will also be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com.

Financial schedules follow. A detailed analysis of the quarter’s results can be obtained by viewing the Supplemental

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Operating and Financial Data available in the Investor Information section (Financial Reports) of our website at www.ardenrealty.com, or by calling Rick Davis, CFO, at the number listed above.

Arden Realty is a self-administered, self-managed REIT which owns, manages, leases, develops, renovates and acquires commercial office properties located in Southern California. As of March 31, 2003, the Company’s portfolio contained 136 properties comprised of 222 buildings and approximately 19.3 million rentable square feet including a development property with approximately 283,000 rentable square feet under lease-up.

Statements made in this press release or during the conference call which are not historical may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Arden Realty believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to various risks and uncertainties that may prevent the Company’s expectations from being achieved. Factors that could cause actual results to differ materially from the Company’s expectations include general and Southern California specific real estate and economic conditions, competition within the industry, the availability and cost of capital for future investments and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K.

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ARDEN REALTY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2003	2002

	(unaudited)
Assets
Investment in real estate:
Commercial properties	$2,971,047	$2,960,583
Less: accumulated depreciation and amortization	(403,521)	(381,557)

	2,567,526	2,579,026
Properties under development	66,915	65,296
Land available for development	23,765	23,731
Properties held for disposition, net	40,756	73,571

Net investment in real estate	2,698,962	2,741,624
Cash and cash equivalents	15,428	4,063
Restricted cash	23,588	20,498
Rent and other receivables	3,559	2,917
Deferred rent	43,764	43,646
Prepaid financing costs, expenses and other assets, net of amortization	20,305	19,661

Total assets	$2,805,606	$2,832,409

Liabilities and Stockholders’ Equity
Mortgage loans payable	$569,905	$570,654
Unsecured lines of credit	195,587	208,587
Unsecured term loan	125,000	125,000
Unsecured senior notes, net of discount	498,159	498,063
Accounts payable and accrued expenses	60,082	55,705
Security deposits	20,517	20,645
Dividends payable	31,849	31,807

Total liabilities	1,501,099	1,510,461
Minority interest	74,124	74,571
Stockholders’ equity:
Common stock	632	631
Additional paid-in capital	1,246,081	1,260,773
Deferred compensation	(12,465)	(11,259)
Accumulated other comprehensive loss	(3,865)	(2,768)

Total stockholders’ equity	1,230,383	1,247,377

Total liabilities and stockholders’ equity	$2,805,606	$2,832,409

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ARDEN REALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months
	Ended March 31,

	2003	2002

	(unaudited)
Revenue:
Revenues from rental operations:
Scheduled cash rents	$90,226	$85,042
Straight-line rents	611	1,595
Tenant reimbursements	7,035	6,885
Parking, net of expenses	5,119	4,964
Other rental operations	1,285	1,215

	104,276	99,701
Interest and other income	132	540

Total revenue	104,408	100,241

Expenses:
Property expenses:
Repairs and maintenance	10,421	9,128
Utilities	8,033	7,575
Real estate taxes	7,508	7,201
Insurance	2,125	1,614
Ground rent	42	68
Property administrative	4,138	3,697

Total property expenses	32,267	29,283
General and administrative	3,652	2,960
Interest	23,035	21,397
Depreciation and amortization	28,961	25,580

Income from continuing operations before gain on sale of operating properties and minority interest	16,493	21,021
Gain on sale of operating properties	—	1,192

Income from continuing operations before minority interest	16,493	22,213
Minority interest	(1,486)	(1,655)

Income from continuing operations	15,007	20,558
Discontinued operations, net of minority interest	1,070	795
Loss on sale of discontinued properties	(639)	—

Net income	$15,438	$21,353

Net income per share:
Basic	$0.24	$0.33

Diluted	$0.24	$0.33

Weighted average common shares:
Basic	63,040	64,405

Diluted	63,126	64,683

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ARDEN REALTY, INC.
CALCULATION OF FUNDS FROM OPERATIONS
AND FUNDS AVAILABLE FOR DISTRIBUTION
(in thousands, except per share amounts)
(unaudited)

	For the Three Months
	Ended March 31,

	2003	2002

Funds From Operations:(1)
Net Income	$15,438	$21,353
Plus -
Depreciation and minority interest from discontinued operations	673	825
Loss on sale of discontinued properties	639	—
Depreciation and amortization of real estate assets	28,961	25,580
Minority interest	1,486	1,655
Less -
Gain on sale of operating properties	—	(1,192)
Income allocated to Preferred Operating Partnership Units	(1,078)	(1,078)

Funds From Operations (2)	$46,119	$47,143

Funds Available for Distribution:(3)
Funds From Operations	$46,119	$47,143
Plus -
Non-cash compensation expense	389	245
Amortization of prepaid financing costs	946	937
Less -
Straight-line rent	(613)	(1,650)
Recurring capital expenditures, second generation tenant improvements and leasing commissions	(10,782)	(4,994)

Funds Available for Distribution	$36,059	$41,681

Per share:
Funds From Operations – Diluted	$0.71	$0.71

Funds Available for Distribution – Diluted	$0.56	$0.63

Dividends declared	$0.505	$0.505

Weighted average shares and Operating Partnership Units outstanding – Diluted	64,843	66,488

(1)	We believe that funds from operations, or FFO, is a useful supplemental measure of our operating performance. We compute funds from operations in accordance with standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles, or GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

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We believe that FFO, by excluding depreciation costs, the gains or losses from the sale of operating real estate properties and extraordinary items as defined by GAAP, provides an additional perspective on our operating results. However, because these excluded items have real economic effect, FFO is a limited measure of performance.

FFO captures trends in occupancy rates, rental rates and operating costs. FFO excludes depreciation and amortization costs and it does not capture the changes in value in our properties that result from use or changes in market conditions or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. Therefore, its ability to measure performance is limited.

Because FFO excludes significant economic components of net income determined in accordance with GAAP, FFO should be used as an adjunct to net income and not as an alternative to net income. FFO should also not be used as an indicator of our financial performance, or as a substitute for cash flow from operating activities determined in accordance with GAAP or as a measure of our liquidity.

FFO is used by investors to compare our performance with other REITs. Other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs.

(2)	Includes $389,000 and $245,000 in non-cash compensation expense for the three months ended March 31, 2003 and March 31, 2002, respectively.

(3)	Consists of FFO excluding non-cash compensation expense, amortization of prepaid financing costs, straight-line rents and less costs incurred for recurring capital expenditures, second generation tenant improvements and leasing commissions.